Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mr. Thomas Sammons	Hayden IR
Chief Financial Officer	Brett Maas
TechPrecision Corporation	Phone: 646-536-7331
Phone: 978-883-5109	Email: brett@haydenir.com
Email: sammonst@ranor.com	Website: www.haydenir.com
Website: www.techprecision.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation Reports Financial Results for the Third Fiscal Quarter of 2018

Westminster, MA – February 13, 2018 – TechPrecision Corporation (OTCQB: TPCS) (“TechPrecision” or “the Company”), an industry leading manufacturer of precision, large-scale fabricated and machined metal components and tested systems with customers in the defense, energy and precision industrial sectors, today reported financial results for the third quarter and the nine months ended December 31, 2017. Net sales for the three months ended December 31, 2017 were $3.6 million, a 32% decrease when compared to the same quarter a year ago. Net sales for the nine months ended December 31, 2017 were $14.1 million, a 3% increase when compared to the same period a year ago. Sales order backlog at December 31, 2017 was $11.2 million compared with backlog of $15.8 million at March 31, 2017.

Summary and Outlook

“Our third quarter results were impacted by two factors: first, defense customer appropriations and funding delays resulted in lower order volume, and second, a higher mix of lower margin shipments,” stated Alexander Shen, TechPrecision’s Chief Executive Officer. “We expect a strong pipeline of business ahead, once the appropriations and funding delays are resolved. As of today, we have in place certain agreements which release funding for materials acquisition in advance of new orders to build components for a number of our key customers.”

Third Quarter of Fiscal 2018 Financial Results

•	Net sales were $3.6 million, a $1.7 million decrease when compared to the same quarter a year ago.
•	Gross profit was $423,000 compared to $2.1 million in the same quarter last year, a 79% decrease, primarily on a higher volume of low margin sales mix and under absorbed overhead from a slowdown in project activity, caused by defense customer funding delays.
•	Operating loss was $174,000 compared to operating income of $1.2 million in the same period a year ago.
•	Net loss was $691,000, or $0.02 per diluted share, compared to net income of $992,000, or $0.03 per diluted share, in the year-ago quarter.

Nine Months Year-to-Date Fiscal 2018 Financial Results

•	Net sales were $14.1 million, a 3% increase when compared to the same period a year ago.
•	Gross profit was $3.6 million, a 29% decrease compared to $5.1 million in the same period a year ago, primarily due to a higher volume of low margin sales mix and under absorbed overhead.
•	Operating income was $1.4 million, compared to operating income of $2.6 million in the same period a year ago.
•	Net income was $101,000, or $0.00 per diluted share, compared to net income of $2.0 million, or $0.07 per diluted share, in the same period last year.
•	EBITDA was $1.9 million for the nine months ended December 31, 2017, compared to $3.1 million for the nine months ended December 31, 2016. Please refer to the reconciliation of EBITDA (a non-GAAP measure) to net income (a GAAP measure) in this release.

Financial Position

At December 31, 2017, TechPrecision had $3.0 million in cash, and working capital of $5.4 million compared to working capital of $5.0 million at March 31, 2017

Income Taxes

For the nine months ended December 31, 2017 the Company recorded tax expense of $946,000. This tax expense includes a $485,000 non-cash discrete item, recorded in the third quarter, the result of a revaluation of the Company's estimated net deferred tax assets to reflect the new 21% U.S. statutory tax rate as provided under the Tax Cuts and Jobs Act, recently enacted on December 22, 2017.

The U.S. tax law requires that taxpayers with a fiscal year that begins before and ends after the effective date of a rate change calculate a blended tax rate based on the pro rata number of days in the fiscal year before and after the effective date. As a result, for the fiscal year ending March 31, 2018, the Company’s U.S. federal statutory income tax rate will be 31.55%.

Cash paid for income taxes was $30,000 for the nine months ended December 31, 2017. The Company does not expect to make any other significant tax payments for the remainder of the fiscal year.

Teleconference Information

The Company will hold a conference call at 4:30 p.m. Eastern (U.S.) time on February 13, 2018. To participate in the live conference call, please dial 1-877-407-8133 five to 10 minutes prior to the scheduled conference call time. International callers should dial 1-201-689-8040. When prompted, reference TechPrecision.

A replay will be available until March 13, 2018. To access the replay, dial 1-877-481-4010 or 1-919-882-2331. When prompted, enter Conference Passcode 25027. The call will also be available live by webcast at TechPrecision Corporation’s website, www.techprecision.com, and will also be available over the Internet and accessible at http://www.investorcalendar.com/event/25027.

About TechPrecision Corporation

TechPrecision Corporation, through its wholly owned subsidiaries, Ranor, Inc. and Wuxi Critical Mechanical Components Co., Ltd., manufactures large-scale, metal fabricated and machined precision components and equipment. These products are used in a variety of markets including: defense, aerospace, nuclear, industrial, and medical. TechPrecision’s goal is to be an end-to-end service provider to its customers by furnishing customized solutions for completed products requiring custom fabrication and machining, assembly, inspection and testing. To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company’s website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary companies. All statements other than statements of current or historical fact contained in this press release, including statements that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions are forward-looking statements. These forward-looking statements are often identified by the use of forward-looking terminology such as “believe,” “continue,” “expect,” “will” or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including our ability to change the composition of our revenues and effectively reduce operating expenses, the availability of appropriate financing facilities impacting our operations, financial condition and/or liquidity, our ability to receive contract awards through competitive bidding processes, our ability to maintain standards to enable us to manufacture products to exacting specifications, our ability to enter new markets for our services, our reliance on a small number of customers for a significant percentage of our business, competitive pressures in the markets we serve, pricing and business development difficulties and other risks discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law.

-- Tables Follow --

TECHPRECISION CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31, 2017	March 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$2,971,029	$3,066,156
Accounts receivable, net	1,609,588	1,870,672
Costs incurred on uncompleted contracts, in excess of progress billings	2,482,234	2,097,221
Inventories - raw materials	207,292	141,792
Other current assets	509,779	422,096
Total current assets	7,779,922	7,597,937
Property, plant and equipment, net	5,303,210	4,912,202
Deferred income taxes	1,967,437	2,871,680
Other noncurrent assets, net	29,241	100,000
Total assets	$15,079,810	$15,481,819
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$259,035	$365,308
Accrued expenses	817,995	893,415
Billings on uncompleted contracts, in excess of related costs	576,710	642,831
Current portion of long-term debt	753,990	717,481
Total current liabilities	2,407,730	2,619,035
Long-term debt, including capital leases	4,368,120	4,874,721
Noncurrent accrued expenses	3,226	17,742
Stockholders’ Equity:
Common stock - par value $.0001 per share, 90,000,000 shares authorized, 28,824,593 shares issued and outstanding at December 31 and March 31, 2017	2,882	2,882
Additional paid in capital	8,485,755	8,258,820
Accumulated other comprehensive income	21,509	19,328
Accumulated deficit	(209,412)	(310,709)
Total stockholders’ equity	8,300,734	7,970,321
Total liabilities and stockholders’ equity	$15,079,810	$15,481,819

TECHPRECISION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2017	2016	2017	2016
Net sales	$3,642,294	$5,318,610	$14,061,574	$13,619,578
Cost of sales	3,219,543	3,266,721	10,465,235	8,558,680
Gross profit	422,751	2,051,889	3,596,339	5,060,898
Selling, general and administrative	596,271	1,955,093	2,236,371	3,582,856
Gain from claims assignment settlement	--	(1,122,287)	--	(1,122,287)
Income (loss) from operations	(173,520)	1,219,083	1,359,968	2,600,329
Other income	86	1,130	1,633	8,705
Interest expense	(104,861)	(207,521)	(314,057)	(583,999)
Total other expense, net	(104,775)	(206,391)	(312,424)	(575,294)
Income (loss) before income taxes	(278,295)	1,012,692	1,047,544	2,025,035
Income tax expense	413,096	20,598	946,247	41,556
Net income (loss)	$(691,391)	$992,094	$101,297	$1,983,479
Other comprehensive income (loss), before tax:
Foreign currency translation adjustments	601	(1,095)	3,187	(2,319)
Other comprehensive income (loss), before tax	601	(1,095)	3,187	(2,319)
Income tax expense (benefit) on other comprehensive income	(36)	--	1,006	--
Other comprehensive income (loss), net of tax	637	(1,095)	2,181	(2,319)
Comprehensive income (loss)	$(690,754)	$990,999	$103,478	$1,981,160
Net income (loss) per share basic	$(0.02)	$0.03	$0.00	$0.07
Net income (loss) per share diluted	$(0.02)	$0.03	$0.00	$0.07
Weighted average number of shares outstanding basic	28,824,593	28,156,115	28,824,593	27,602,775
Weighted average number of shares outstanding diluted	28,824,593	28,873,237	29,564,841	28,261,110

TECHPRECISION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$101,297	$1,983,479
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	523,640	519,114
Amortization of debt issue costs	53,964	129,383
Stock based compensation expense	226,935	1,093,685
Change in contract losses	(43,815)	(320,900)
Gain from claims assignment settlement – noncash portion	--	(507,835)
Deferred income taxes	904,243	--
Changes in operating assets and liabilities:
Accounts receivable	261,084	1,251,278
Costs on uncompleted contracts, in excess of progress billings	(385,013)	(547,812)
Inventories - raw materials	(65,500)	4,201
Other current assets	(87,682)	167,263
Other noncurrent assets and liabilities	(14,516)	(30,961)
Accounts payable	(106,273)	(447,306)
Accrued expenses	(28,712)	(412,198)
Accrued taxes	--	(3,443)
Billings on uncompleted contracts, in excess of related costs	(66,121)	(965,860)
Net cash provided by operating activities	1,273,531	1,912,088
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of equipment	80,000	--
Purchases of property, plant and equipment	(914,648)	(452,820)
Net cash used in investing activities	(834,648)	(452,820)
CASH FLOWS FROM FINANCING ACTIVITIES
Deferred loan costs	--	(159,137)
Borrowings of long-term debt	--	6,227,500
Repayment of long-term debt	(533,297)	(5,064,745)
Net cash (used in) provided by financing activities	(533,297)	1,003,618
Effect of exchange rate on cash and cash equivalents	(713)	(279)
Net (decrease) increase in cash and cash equivalents	$(95,127)	$2,462,607
Cash and cash equivalents, beginning of period	$3,066,156	$1,332,166
Cash and cash equivalents, end of period	$2,971,029	$3,794,773

TECHPRECISION CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliation of EBITDA to Net Income

(Unaudited)

The following table provides a reconciliation of EBITDA to net income, the most directly comparable U.S. GAAP measure reported in our condensed consolidated financial statements:

	Three months ended December 31, 2017	Three months ended December 31, 2016	Change Amount
Net income (loss)	$(691,391)	$992,094	$(1,683,485)
Income tax expense	413,096	20,598	392,498
Interest expense (1)	104,861	207,521	(102,660)
Depreciation	172,218	165,626	6,592
EBITDA	$(1,216)	$1,385,839	$(1,387,055)

	Nine months ended December 31, 2017	Nine months ended December 31, 2016	Change Amount
Net income	$101,297	$1,983,479	$(1,882,182)
Income tax expense	946,247	41,556	904,691
Interest expense (1)	314,057	583,999	(269,942)
Depreciation	523,640	519,114	4,526
EBITDA	$1,885,241	$3,128,148	$(1,242,907)

(1)       Includes amortization of debt issue costs.

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